UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2009

HECLA MINING COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information disclosed under Item 3.02 that relates to the entry into certain material definitive agreements is incorporated by reference into this Item 1.01.

Item 3.02.	Unregistered Sales of Equity Securities.

On June 2, 2009, Hecla Mining Company (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) by and among the Company and certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to sell in a private placement (the “Placement”) units consisting of (i) 17,391,302 shares of its common stock, par value $0.25 per share (the “Shares”) and (ii) Series 4 warrants to purchase an additional 12,173,913 shares of common stock (the “Series 4 Warrants) at a purchase price of $3.45 per unit. The Series 4 Warrants are exercisable on December 1, 2009 (the “Initial Exercise Date”) and during the 181 day period following the Initial Exercise Date at an exercise price of $3.68 per share, subject to certain adjustments as set forth in the Series 4 Warrants. The Securities Purchase Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference. A copy of the form of Series 4 Warrant is attached as Exhibit 4.1 to this report and is incorporated herein by reference.

The Company also entered into a registration rights agreement (the “Registration Rights Agreement”) as part of the Placement. A copy of the Registration Rights Agreement is attached as Exhibit 10.2 to this report and is incorporated herein by reference.

The Closing of the Placement occurred on June 4, 2009, and the Company received aggregate proceeds of approximately $60,000,000 for the sale of the Shares and Series 4 Warrants. The Placement Agent for the Placement was Rodman & Renshaw, LLC (“Rodman”), which received a cash fee of four percent (4%) of the gross proceeds, or $2,400,000, pursuant a placement agency agreement (the “Placement Agency Agreement”) dated June 2, 2009 between the Company and Rodman. A copy of the Placement Agency Agreement is attached as Exhibit 10.3 to this report and is incorporated herein by reference.

The Shares and Series 4 Warrants were offered solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemption from registration pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

The descriptions of the Series 4 Warrant, Securities Purchase Agreement, Registration Rights Agreement and Placement Agency Agreements are summaries only and are qualified in their entirety by reference to Exhibits 4.1, 10.1, 10.2 and 10.3, respectively.

The Securities Purchase Agreement, the Registration Rights Agreement, the Placement Agency Agreement and the Series 4 Warrant, have been incorporated by reference herein to provide you with information regarding their terms. They are not intended to provide any other factual information about the Company. Such information about the Company can be found elsewhere in other public filings the Company has made with the SEC, which are available without charge at www.sec.gov.

Item 8.01. Other Events.

On Tuesday, June 2, 2009, the Company announced the entry into the Securities Purchase Agreement in connection with the Placement. A copy of the press release making the announcement is filed herewith as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

The Company intends to use the net proceeds from the Placement to repay approximately $57,000,000 under its term loan facility. Any remaining proceeds shall be used for general working capital requirements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Series 4 Warrant.*

10.1	Securities Purchase Agreement, dated as of June 2, 2009, by and between Hecla Mining Company and each investor signatory thereto.*

10.2	Registration Rights Agreement, dated as of June 2, 2009, by and between Hecla Mining Company and each investor signatory thereto.*

10.3	Placement Agency Agreement, dated June 2, 2009, by and between Hecla Mining Company and Rodman & Renshaw, LLC.*

99.1	Press Release, dated June 2, 2009, announcing the entry into the Securities Purchase Agreement in connection with the Placement.*

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2009

Hecla Mining Company

By:	/s/ James A. Sabala
James A. Sabala
Senior Vice President & Chief Financial Officer